UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2010
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-34693 (Commission File Number)	27-1200777 (I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 200 Palm Beach, Florida (Address of principal executive offices)	33480 (Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On April 23, 2010, wholly owned subsidiaries of Chatham Lodging Trust (the “Company”) completed the acquisition of six hotel properties (the “Hotels”) from wholly owned subsidiaries of RLJ Development, LLC for an aggregate purchase price of $73.5 million, plus customary pro-rated amounts and closing costs. Each of the Hotels operates under the Homewood Suites by Hilton® brand and will be managed by Promus Hotels, Inc., a subsidiary of Hilton Worldwide. A summary of the terms of the management agreement governing the management of the Hotels is provided under the heading “Business — Initial Acquisition Hotels Management Agreements” in Amendment No. 7 to the Company’s Registration Statement on Form S-11 (File No. 333-162889) and is incorporated herein by reference.
     The Hotels contain an aggregate of 813 suites and are located in the major metropolitan statistical areas of Boston, Massachusetts; Minneapolis, Minnesota; Nashville, Tennessee; Dallas, Texas; Hartford, Connecticut and Orlando, Florida. The Company funded the acquisition of the Hotels with the proceeds of its initial public offering of common shares, which was completed on April 21, 2010. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
      Financial statements for the Hotels are provided on pages F-14 to F-24 of Amendment No. 7 to the Company’s Registration Statement on Form S-11 (File No. 333-162889) and are incorporated herein by reference.
(b) Pro Forma Financial Information.
      Pro forma financial information for the Company is provided on pages F-7 to F-13 of Amendment No. 7 to the Company’s Registration Statement on Form S-11 (File No. 333-162889) and is incorporated herein by reference.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated April 26, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: April 28, 2010	By:	/s/ Julio E. Morales
Julio E. Morales
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated April 26, 2010

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